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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                July 28, 2003
               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                            AMKOR TECHNOLOGY, INC.
            (Exact name of registrant as specified in its charter)

          Delaware                   000-29472                   23-1722724
(State of other jurisdiction       (Commission                 (IRS Employer
     of incorporation)        Identification Number)      Identification Number)

                              1345 ENTERPRISE DRIVE
                             WEST CHESTER, PA 19380
              (Address of principal executive offices and zip code)

                                 (610) 431-9600
              (Registrant's telephone number, including area code)
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

99.1 Text of Press Release dated July 28, 2003.


ITEM 12.  DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

      On July 28, 2003, Amkor announced its financial results for the three and six months ended June 30, 2003 and certain other information. The press release, which has been attached as Exhibit 99.1, discloses certain financial measures, such as free cash flows, which are considered a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. In order to fully assess our financial operating results, management believes that free cash flows are an appropriate measure of evaluating our liquidity, our ability to service debt and fund capital expenditures. However, this measure should be considered in addition to, and not as a substitute, or superior to, cash flows or other measures of financial performance prepared in accordance with generally accepted accounting principles. The non-GAAP measures included in our press release have been reconciled to the nearest GAAP measure as is required under SEC rules regarding the use of non-GAAP financial measures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     AMKOR TECHNOLOGY, INC.

                                             By:   /s/ KENNETH T. JOYCE
                                                   ------------------------
                                                   Kenneth T. Joyce
                                                   Chief Financial Officer

Dated: July 28, 2003